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EXHIBIT 23.4

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Yahoo! Inc. on Form S-4 (File No. 333-107829) of our report dated March 25, 2003 (except for Note 10 which is as of April 21, 2003), with respect to the combined financial statements of the Internet Business Unit of Fast Search & Transfer ASA for the year ended December 31, 2002 appearing in the Current Report on Form 8-K/A of Yahoo! Inc. and Current Report on Form 8-K/A of Overture Services, Inc. and to the reference to us under the heading "Experts" in the Prospectus which is part of such Registration Statement.

/S/ DELOITTE & TOUCHE AS Oslo, Norway September 2, 2003

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  EXHIBIT 23.4
CONSENT OF INDEPENDENT AUDITORS